AGREEMENT AND PLAN OF MERGER


                          Dated as of October 18, 2000

                                  by and among

                        APPLIED DIGITAL SOLUTIONS, INC.
                             PDS ACQUISITION CORP.
                                   ("Buyers")


                      PACIFIC DECISION SCIENCES CORPORATION
                                   ("Company")


                                       and

                   H & K VASA FAMILY 1999 LIMITED PARTNERSHIP
                   H & K VASA FAMILY 2000 LIMITED PARTNERSHIP
                                  DAVID DORRET
                                  DAVID ENGLUND


                           ("Principal Stockholders")

                             Index of Defined Terms
                             ----------------------

Allocation                                Section 4.05(d)(3)
Ancillary Document                        Section 9.01
Annual Financial Statements               Section 2.04(a)
Arbiter                                   Section 1.05(d)
Business                                  Recitals
Buyers                                    Preamble
Buyers' Certificate                       Section 6.01
Buyers' Indemnified Group                 Section 9.02(b)
Closing                                   Section 1.02
Closing Balance Sheet                     Section 1.06(a)
Closing Book Value                        Section 1.06(d)
Code                                      Section 2.11(l); Section 2.14(f)(v)
Commitments                               Section 2.08(a)
Company                                   Recitals
Company Benefit Plan                      Section 2.11(a)
Company Material Adverse Effect           Section 2.02(a)
Competitive Activity                      Section 4.07
Competitor                                Section 4.07
Confidential Information                  Section 4.03
EBITDA                                    Section 1.05(c)
Encumbrances                              Section 2.01
ERISA                                     Section 2.11(l)
Financial Statements                      Section 2.04(a)
Final Closing Balance Sheet               Section 1.06(d)
First Payment                             Section 1.05
First Earnout Payment                     Section 1.05
GAAP                                      Section 1.05(c)
Income Tax Return                         Section 2.14(f)(iv)
Income Tax                                Section 2.14(f)(ii)
Indemnified Party                         Section 9.03(a)
Indemnifying Party                        Section 9.03(a)
Intellectual Property                     Section 2.07(j)
June 30 Balance Sheet                     Section 2.04(a)
Leased Real Property                      Section 2.06(c)
Litigation                                Section 2.09
Losses                                    Section 9.02(a)
Major Customers                           Section 2.16
Major Suppliers                           Section 2.16
Market Value                              Section 1.03
Merger  Consideration                     Section 1.05(a)
Notices                                   Section 9.03(a)
Second Earnout Payment                    Section 1.05
Securities Act of 1933                    Section 7.01(a)

Stockholders Group                        Section 2.14(f)(vii)
Stockholders                              Preamble
Stockholders'Indemnified Group            Section 9.02(a)
Special Indemnifications                  9.04(c)
Stock                                     Recitals
Subsidiaries                              Section 2.02(b)
Surviving Company                         Section  1.01(a)
Tax Return                                Section 2.14(f)(iii)
Tax Sharing Agreement                     Section 4.05(c)(1)
Tax                                       Section 2.14(f)(i)
Treasury Regulations                      Section 2.14(f)(vi)
True-up Payments                          Section 1.06(d)

ARTICLE I  THE MERGER


1.01.    THE MERGER
1.02.    THE CLOSING
1.03.    CONVERSION OF STOCK; AT THE EFFECTIVE TIME
1.04.    EFFECT OF CONVERSION
1.05.    MERGER CONSIDERATION
1.06.    CLOSING BALANCE SHEET; TRUE-UP PAYMENT



ARTICLE II  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS


2.01.    CAPITALIZATION
2.02.    ORGANIZATION; SUBSIDIARIES
2.03.    CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT
2.04.    FINANCIAL STATEMENTS
2.05.    ABSENCE OF CERTAIN CHANGES OR EVENTS
2.06.    ASSETS AND PROPERTIES
2.07.    INTELLECTUAL PROPERTY
2.08.    COMMITMENTS
2.09.    LITIGATION
2.10.    COMPLIANCE WITH LAWS
2.11.    EMPLOYEE BENEFIT PLANS
2.12.    ENVIRONMENTAL MATTERS
2.13.    CONSENTS
2.14.    TAXES
2.15.    FEES
2.16.    MAJOR CUSTOMERS AND SUPPLIERS
2.17.    INSURANCE


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYERS


3.01.    ORGANIZATION
3.02.    CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT
3.03.    CAPITALIZATION
3.04.    CONSENTS
3.05.    FEES
3.06.    LITIGATION
3.07.    COMMON STOCK TO BE RECEIVED BY STOCKHOLDERS
3.08.    SEC FILINGS
3.09.    COMPLIANCE WITH LAWS

ARTICLE IV  COVENANTS

4.01.    FURTHER ASSURANCES
4.02.    NOTICE
4.03.    CONFIDENTIALITY
4.04.    CASH MANAGEMENT; INTERCOMPANY ACCOUNTS
4.05.    RESPONSIBILITY FOR TAXES; RETURNS; AUDITS
4.06.    COOPERATION WITH PUBLIC FILINGS
4.07.    TAX REORGANIZATION
4.08.    STOCKHOLDERS' REPRESENTATIVE
4.09.    DISCLOSURE INFORMATION
4.10.    CERTAIN MATTERS WITH RESPECT TO EMPLOYEES
4.11.    POST-CLOSING OPERATIONS
4.12.    ADS STOCK OPTIONS



ARTICLE V  CONDITIONS TO BUYERS' OBLIGATIONS


5.01.    REPRESENTATIONS, WARANTIES AND COVENANTS
5.02.    NO PROHIBITION
5.03.    CONSENTS
5.04.    VASA EMPLOYMENT AND NON-COMPETE AGREEMENT
5.05.    BANK ARRANGEMENTS
5.06.    BENEFITS PLANS
5.07.    BACK TAXES
5.08.    PRIOR EMPLOYMENT AGREEMENTS
5.09.    REQUIRED CASH


ARTICLE VI  CONDITIONS TO STOCKHOLDERS' OBLIGATIONS


6.01.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS
6.02.    NO PROHIBITION
6.03.    VASA EMPLOYMENT AND NON-COMPETE AGREEMENT
6.04.    CONSENTS
6.05.    REGISTRATION RIGHTS AGREEMENTS


ARTICLE VII  STOCK CERTIFICATES; LEGEND


7.01.    SECURITIES LAWS; LEGEND

ARTICLE VIII TERMINATION PRIOR TO CLOSING


8.01.    TERMINATION
8.02.    EFFECT OF TERMINATION
8.03.    AMENDMENT
8.04.    EXTENSION; WAIVER


ARTICLE IX MISCELLANEOUS


9.01.    SURVIVAL
9.02.    AGREEMENT TO INDEMNIFY
9.03.    INDEMNIFICATION PROCEDURE
9.04.    OTHER INDEMNIFICATION MATTERS
9.05.    INTERPRETIVE PROVISIONS
9.06.    ENTIRE AGREEMENT
9.07.    SUCCESSORS AND ASSIGNS
9.08.    HEADINGS
9.09.    MODIFICATION AND WAIVER
9.10.    COUNTERPARTS
9.11.    EXPENSES
9.12.    NOTICES
9.13.    GOVERNING LAW
9.14.    PUBLIC ANNOUNCEMENTS
9.15.    SEVERABILITY

                          AGREEMENT AND PLAN OF MERGER

                  Agreement and Plan of Merger (this "Agreement"), dated as of October 18, 2000, by and among Applied Digital Solutions, Inc., a Missouri corporation ("ADS"), PDS Acquisition Corp., a Delaware corporation ("PDS
Acquisition," together with ADS, the "Buyers"), Pacific Decision Sciences Corporation, a California corporation (the "Company") H & K Vasa Family 1999 Limited Partnership (the "1999 Family Limited Partnership"), H & K Vasa Family 2000 Limited Partnership (the "2000 Family Limited Partnership"), David Dorret ("Dorret") and David Englund ("Englund") (each a " Principal Stockholder" and collectively the "Principal Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, the Principal Stockholders are the direct or indirect owners of approximately 4,750,000 shares of the issued and outstanding shares of common stock of the Company;

                  WHEREAS, the Company is engaged in the business of licensing customer management software (the "Business");

                  WHEREAS, the parties hereto wish to provide for the terms and conditions on which a merger of the Company into PDS Acquisition, would be consummated and for the consideration described in this Agreement; and

                  WHEREAS, the parties intend the merger to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.01. The Merger.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time, as defined in Section 1.01(b), the Company shall be merged with and into PDS Acquisition in accordance with Section 251 of the Delaware General Corporation Law ("DGCL") and Sections 1101 and 1108 of the California
General Corporation Law (such merger is defined herein as the "Merger") and in the following manner:


                      (i) The board of directors of each of ADS, PDS Acquisition and the Company shall have adopted a resolution approving the Merger and this Agreement;

                      (ii) The holders of 100% of the issued and outstanding shares of the Pacific Stock as defined herein below shall have consented to and approved this Agreement and the Merger;

                      (iii) ADS, as the sole stockholder of PDS Acquisition, shall approve this Agreement and the Merger by written consent, it being understood by the sole stockholder of PDS Acquisition that the execution of this Agreement shall constitute its irrevocable written consent to and approval of the foregoing matters; and

                      (iv) The Certificate of Merger (as defined below) shall be filed by the Surviving Company (as defined below) with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL.

                  Following the Merger, the separate corporate existence of the Company shall cease and PDS Acquisition shall continue as the surviving corporation (the "Surviving Company").

                  (b) The Merger shall become effective on the day and at the time specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware in such form as is required by (and attached hereto as Exhibit 1.01(b)) and executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") (the time specified in the Certificate of Merger being the "Effective Time").

                  (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and PDS Acquisition shall vest in the Surviving Company, and all liabilities and duties of the Company and PDS Acquisition shall become the liabilities and duties of the Surviving Company.

            1.02. The Closing.

                  (a) Subject to the terms of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the law offices of Merra, Kanakis, Creme & Mellor, P.C., commencing at 11:00 a.m. (Eastern time) on October 25, 2000, or at such other time and/or place and/or on such other date as the parties may mutually agree (the "Closing Date"). Notwithstanding the foregoing, for purposes of allocating profits and/or losses of the Company only, the effective date for change of control shall be deemed October 1, 2000.

                  (b) At the Closing, Buyers shall deliver to Stockholders:

                      (i)   the  Closing   Payment   (as   defined   in  Section
                            1.05(a)(i));

                      (ii)  the Buyers' Certificate referred to in Section 6.01;

                      (iii) the Employment Agreement (as hereinafter defined);

                      (iv) the Registration Rights Agreement (as hereinafter defined); and

                      (v) such other instruments and documents, in form and substance reasonably acceptable to the Principal Stockholders, as may be necessary to effect the Closing.

                  (c) At the Closing, the Principal Stockholders shall deliver to Buyers:

                      (i) the Principal Stockholders' Certificate referred to in Section 5.01;

                      (ii)  the Employment Agreement;

                      (iii) the  corporate minute books and stock books for  the
                            Company;

                      (iv) a certified copy of the Articles of Incorporation of the Company, and a good standing certificate for the Company issued by the Secretary of State of the State of California;

                      (v)   the  Registration  Rights  Agreement; and

                      (vi) such other instruments and documents, in form and substance reasonably acceptable to Buyers, as may be necessary to effect the Closing.

         1.03.    Conversion of Stock.

                  (a) Stock of the Company. Each share of the common stock of the Company ("Pacific Stock") issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive a number of shares of ADS Stock (as hereinafter defined) that is equal to (i) the total number of shares of ADS Stock to be delivered as the Merger Consideration as determined in accordance with Section 1.05, divided by (ii) the total number of issued and outstanding shares of Pacific Stock. No fractional shares of ADS Stock shall be issued pursuant to this Section 1.03. In the event that any fractional shares would result as a result of the above calculations, ADS shall, in each case, round such fractional share to the next highest whole number.

                  (b) Shares of PDS Acquisition. Each share of common stock of PDS Acquisition issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent one share of common stock of the Surviving Company.

            1.04. Effect of Conversion.

                  (a) No Further Rights or Transfers. At and after the Effective Time, the stockholders of the Company (the "Stockholders") shall cease to have any rights or claims against the Company as stockholders of the Company except as provided in Section 1.03(a).

                  (b) Certificate of Incorporation of the Surviving Company. At the Effective Time, the Certificate of Incorporation of PDS Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company.

                  (c) Bylaws of the Surviving Company. At the Effective Time, the bylaws of PDS Acquisition, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company.

            1.05.  Merger  Consideration.

                  (a) Subject to adjustment as set forth hereinbelow, the aggregate consideration paid by Buyers for Pacific Stock shall be payable in cash and/or ADS Stock (the "Merger Consideration") as follows:

                      (i) On the  Closing  Date,  ADS shall issue and deliver to the Stockholders, as provided in Section 1.03(a), restricted shares of ADS Common Stock ("ADS Stock") (the "Closing Payment") equal in value to $26,898,336. ADS shall also, on behalf of the Company, issue and deliver to Capital Alliance Corporation restricted shares of ADS Stock equal in value to $1,120,764 in satisfaction of the Company's obligation to pay such fee. The per share valuation price of such ADS Stock, in both cases, shall be based upon the average closing price for the 10 consecutive business days ending the business day immediately prior to the Closing Date, as published in The Wall Street Journal, Eastern Edition (the "Closing Valuation Price").

                      (ii) On the earlier of (A) December 1, 2001, and (B) the date 10 business days after the date on which the financial statements (the "Earnout Financials") of the Surviving Company for the 12 month period commencing October 1, 2000 and ending September 30, 2001 (the "First Earnout Period") are completed and have been subjected to certain "Agreed Upon Procedures" (as hereinafter defined), which ADS shall cause to occur as soon as reasonably practicable, by independent accountants retained by ADS, ADS shall deliver a second payment (the "First Earnout Payment"). The First Earnout Payment shall be in the form of cash and/or ADS Stock, the proportional amount of each to be determined by ADS, having a value of $9,662,947 plus an amount equal to 4.0 times the EBITDA in excess of $3,675,880 (the "Projected EBITDA Amount") for the First Earnout Period (the "First Earnout Amount"). ADS shall also, on behalf of the Company, issue and deliver to Capital Alliance Corporation restricted shares of ADS Stock equal in value to the Fee Percentage of the First Earnout Amount. The per share valuation price of such ADS Stock shall be based upon the average market closing price of ADS Stock for the 10 consecutive business days up to and including September 30, 2001 (if September 30, 2001 is not a business day, the last day of such period shall be the last business day immediately prior to September 30, 2001), as published in The Wall Street Journal, Eastern Edition (the "First Valuation Price").

                  As used herein, the "Fee Percentage" shall mean (A) 4% to the extent the total of the First Earnout Payment, the Second Earnout Payment (as hereinafter defined) and the amount of the fees to Capital Alliance Corporation is equal to or less than $39,480, 900 and (B) 8% with respect to the amount, if any, that the total of the First Earnout Payment, the Second Earnout Payment and the amount payable to Capital Alliance Corporation pursuant to clause (A) of this sentence exceeds $39,480,900.

                      In the event the Surviving Company's EBITDA for the First Earnout Period is less than the Projected EBITDA Amount, the First Earnout Amount, if any, shall be reduced by an amount equal to 4.0 times the shortfall from the Projected EBITDA Amount.

                      (iii) On the earlier of (A) December 1, 2002, and (B) the date 10 business days after the date on which the Earnout Financials of the Surviving Company for the 12 month period commencing October 1, 2001 and ending September 30, 2002 (the "Second Earnout Period") are completed and have been subjected to certain Agreed Upon Procedures, which ADS shall cause to occur as soon as reasonably practicable, by independent accountants retained by ADS, ADS shall deliver a third payment (the "Second Earnout Payment"). The Second Earnout Payment shall be in the form of cash and/or ADS Stock, the proportional amount to be determined by ADS, having a value of $9,662,947 plus an amount equal to
4.0 times the EBITDA in excess of the Projected EBITDA Amount for the Second Earnout Period (the "Second Earnout Amount"). ADS shall also, on behalf of the Company, issue and deliver to Capital Alliance Corporation restricted shares of ADS Stock equal in value to the Fee Percentage of the Second Earnout Amount. The per share valuation price of such ADS Stock shall be based upon the average closing market price of ADS Stock for the 10 consecutive business days up to and including September 30, 2002 (if September 30, 2002 is not a business day, the last day of such period shall be the last business day immediately prior to September 30, 2002), as published in The Wall Street Journal, Eastern Edition (the "Second Valuation Price").

                      In the event that the Surviving Company's EBITDA for the Second Earnout Period is less than the Project EBITDA Amount, Buyers shall reduce the Second Earnout Amount due, an amount equal to 4.0 times the shortfall from the Projected EBITDA Amount.

                      In no event shall the amount of cash paid, if any, exceed an amount greater than 40% of the aggregate consideration paid as Merger Consideration.

                  (b) "EBITDA" for a given period shall mean earnings from operations of the Surviving Company for such period before interest, taxes, depreciation and amortization, determined in accordance with United States generally accepted accounting principles on a basis consistent with the Company's historical practices ("GAAP"), excluding the impact on EBITDA of (i) any management fees, consulting fees or similar payments (including allocations of overhead) imposed by ADS or its affiliates on the Surviving Company following the Closing, (ii) any charges or expenses related to the transactions contemplated herein, (iii) any acquisition or proposed acquisition of another business and the subsequent operations thereof, (iv) the costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby and (v) fees paid for non-recurring or unusual professional services that are outside of the ordinary course of business and were not contemplated in the Company's projections, which services shall include, but not be limited to, fees paid for accounting audits.

                  (c) "Agreed Upon Procedures" shall mean that the Earnout Financials will be prepared from the books and records of the Surviving Company in accordance with GAAP.

                  (d) After receipt of the Earnout Financials, any of the Stockholders shall have 15 business days to object, in writing, to the Earnout Financials or any of the Earnout Amounts as determined by ADS. Such writing shall provide detail as to the nature and amount contested.

                      (i) If the Stockholders do not so object, the Earnout Financials and the Earnout Amounts, as the case may be, if any, as originally prepared and determined under this Section and shall become final and binding on the parties.

                      (ii)  If the  Stockholders  do so  object  to the  Earnout
Financials or any portion thereof or either of the Earnout Amounts, the parties shall promptly attempt to resolve such objections. In or the event the dispute is not resolved within 30 days of Stockholders' written objection, the Stockholders may designate a certified public accountant of their choice (the "Stockholders' Accountants") to prepare and/or review the Earnout Financials. ADS shall provide full access to Stockholders' Accountant and otherwise fully cooperate in connection with its review of the preparation of any such reports and the calculation of the Earnout Amount, provided, however, that in no event shall the preparation of such reports by Stockholders' Accountant take more than 45 days from the designation by the Stockholders of the Stockholders' Accountant unless ADS fails to provide such access. In any event, if the difference between the amount determined by the Stockholders' Accountant and the Earnout Amount as calculated is less than $20,000, Stockholders shall pay all costs of Stockholders' Accountant.

                  In the event that, after the above process is complete, it is determined that by the Stockholders' Accountants the Earnout Financials or the calculation of the Earnout Amount, was correct as initially calculated, Stockholders shall also, in addition to paying for the costs of Stockholders' Accountant, be responsible for the incremental expense incurred, if any, of ADS's accountant; provided, however, if it is determined by the Stockholders' Accountants that the Earnout Amount or the calculation of the Earnout Amount, was not correct as initially calculated, ADS shall pay all costs of Stockholders' Accountant. In the event that the Earnout Amount as calculated is greater than $20,000, ADS shall pay all the costs of Stockholders' Accountant.

                  If the parties are unable to arrive at an acceptable resolution, the parties shall submit the dispute to a nationally recognized independent accounting firm that is mutually agreeable to the parties (such accounting firm, the "Arbiter"), for resolution; provided such accounting firm has not had a professional material relationship with either, any of the Principal Stockholders or ADS, or any of its affiliates, within 2 years preceding the appointment. If the parties cannot agree on the selection of such an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding upon the parties. Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by ADS and the Stockholders' Representative, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the disputed Earnout Amount, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by the Stockholders in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Stockholders' Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by ADS in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Stockholders' Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. ADS and the Stockholders' Representative each shall make available to the other (upon the request of the other) their respective work papers generated in connection with the preparation or review of the Earnout Financials.


            1.06. Closing Balance Sheet; True-up Payment.

                  (a) As promptly as practicable but in any event within 90 days following the Closing Date, ADS shall prepare, or cause to be prepared, and deliver to the Stockholders' Representative (as hereinafter defined) an audited balance sheet of the Company and the Subsidiaries as of the close of business on the day immediately preceding the Closing Date (the "Closing Balance Sheet"). There shall be attached to the Closing Balance Sheet an annex setting forth in reasonable detail the computation of the True-up Payment (as defined in Section 1.06(d)).

                  (b) The Closing Balance Sheet shall be prepared in accordance with GAAP, determined as of 11:59 p.m. on the day immediately preceding the Closing Date as if such date was the Company's normal year-end.

                  (c) The Closing Balance Sheet delivered by ADS to the Stockholders' Representative and the computation of the True-up Payment annexed thereto shall be conclusive and binding upon the parties unless the Stockholders' Representative, within 15 days after the delivery to the Stockholders' Representative of the Closing Balance Sheet, notifies ADS in writing that the Stockholders' Representative disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Balance Sheet and the computation of the True-up Payment, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice is given by the Stockholders' Representative to ADS pursuant to the second preceding sentence, the parties shall submit the dispute to the Arbiter for resolution. If the parties cannot agree on the selection of such Arbiter, the parties shall request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding upon the parties; provided such accounting firm has not had a professional material relationship with either, any of the Principal Stockholders or ADS, or any of its affiliates, within 2 years preceding the appointment. Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by ADS and the Stockholders' Representative, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Closing Balance Sheet and the True-up Payment, if any, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by the Stockholders in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Stockholders' Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by ADS in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Stockholders' Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. ADS and the Stockholders' Representative each shall make available to the other (upon the request of the other) their respective work papers generated in connection with the preparation or review of the Closing Balance Sheet.

                  (d) As used herein, (i) the term "Final Closing Balance Sheet" shall mean the Closing Balance Sheet which has become conclusive and binding upon the parties pursuant to paragraph (c) of this Section 1.06, (ii) the term "Closing Book Value" shall mean the amount obtained by subtracting the total liabilities of the Company, as set forth in the Final Closing Balance Sheet, from the total assets of the Company, as set forth in the Final Closing Balance Sheet, and (iii) the term "Target Book Value" shall mean the amount obtained by subtracting the total liabilities of the Company from the total assets of the Company as set forth on June 30, 2000 Balance Sheet (as hereinafter defined) and attached as Schedule 2.04(a). If the Target Book Value exceeds the Closing Book Value, the amount of such excess shall be the "True-up Payment." If the True-up Payment is greater than zero, the amount thereof shall be paid by Stockholders to ADS in accordance with the provisions of paragraph (e) of this Section 1.06.

                  (e) Any amount payable as True-up Payment shall be paid in the restricted shares of ADS Stock received from ADS at Closing, equal in value to the True-up Payment or if such shares of ADS Stock have been registered, by wire transfer of immediately available funds to an account designated in writing by ADS. The valuation of the ADS Stock shall be based upon the Closing Valuation Price. Such payment shall be made on the third business day following (i) the last day on which Stockholders' Representative may, pursuant to the first sentence of paragraph (c) of this Section 1.06, notify ADS that he disputes any of the amounts set forth in the Closing Balance Sheet, if Stockholders' Representative shall not notify ADS of any dispute, or such earlier date as the Stockholders' Representative shall advise ADS of the absence of any dispute, or
(ii) the date  mutual  agreement  is  reached  as to the  amount of the  True-up
Payment, if any, in the event of a dispute that is settled by the parties without resort to the Arbiter, or (iii) the receipt of the report of the Arbiter in the event of a dispute which is settled by the Arbiter, as applicable.

                   (f) ADS shall provide the Stockholders and their accountants reasonable access to the books and records of the Company, to any other information, including work papers of its accountants, and to any employees of ADS and the Company to the extent reasonably necessary for the Stockholders' Representative to review the Closing Balance Sheet. The Stockholders' Representative shall provide ADS and its accountants reasonable access to the books and records of the Stockholders' Representative, any other information, including work papers of its accountants, to the extent reasonably necessary for ADS in connection with the preparation of the Closing Balance Sheet and in connection with any objections to the Closing Balance Sheet raised by the Stockholders.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS

            The Principal Stockholders jointly and severally represent and warrant that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as follows:

            2.01. Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, without par value per share, of which 5,719,500 are issued and outstanding. All of the shares comprising the Pacific Stock are validly issued, fully paid and non-assessable and are owned beneficially and of record by each of the Stockholders free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances"). There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or dispose of any of its equity securities or any ownership interest therein. All of the issued and outstanding shares of Pacific Stock were issued in compliance with all applicable state and federal securities law.

            2.02. Organization; Subsidiaries.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). True and complete copies of the charter documents and bylaws of the Company have previously been delivered to Buyers. True and complete copies of the minute books of the Company have previously been made available to Buyers. The term "Company Material Adverse Effect" means any adverse change or effect that when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of the Company.

                  (b) Schedule 2.02(b) sets forth a list, as of the date hereof, of all irect or indirect entities in which the Company has an equity interest (the "Subsidiaries"). Except as set forth in Schedule 2.02(b), the Company owns, either directly or indirectly, all of the capital stock of the Subsidiaries free and clear of any Encumbrance. All of the issued and outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable. Except as set forth in Schedule 2.02(b), there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary to issue or acquire any of its equity securities or any ownership interest therein.

            2.03. Corporate Power and Authority; Effect of Agreement. This Agreement has been duly and validly executed and delivered by each Principal Stockholder and constitutes the valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity. The execution, delivery and performance by such Principal Stockholder of this Agreement and the consummation by such Principal Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (w) to such Principal Stockholder's knowledge, violate, or require any consent under, any Commitment (as defined in Section 2.08), except as set forth in Schedule 2.08(b), (x) violate any law, rule or regulation to which such Principal Stockholder or the Company are subject or require any authorization, consent, approval, exemption or other action by or notice to any governmental authority, (y) violate any order, judgment or decree applicable to such Principal Stockholder or the Company or
(z) violate any provision of the charter documents or the bylaws of the Company, except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

            2.04. Financial Statements.

                  (a) The Stockholders have delivered to Buyers (i) the unaudited balance sheets of the Company as of June 30, 2000 (the "June 30, 2000 Balance Sheet") and unaudited statement of operations and cash flows of the Company for the year then ended, and (ii) audited balance sheets of the Company as of June 30, 1999 and audited statement of operations and cash flows of the Company for the year then ended, including the footnotes thereto (the "Annual Financial Statements") (the financial statements listed in (i) and (ii), collectively, the "Financial Statements"), copies of which are included in
Schedule 2.04(a). The Financial Statements fairly present in all material respects the financial position and the results of operations and cash flows of the Company, for the respective dates or periods (as the case may be) indicated therein and have been prepared in conformity with GAAP, except for the absence of footnotes and normal year-end adjustments with respect to the unaudited statements. All of the assets, liabilities, income, costs and expenses reflected in the Financial Statements are related to the Business and arose out of and were incurred in the ordinary course of the Business. All related party transactions have been accounted for by use of consistent accounting policies and methodologies that would not affect the comparability of such financial information in any material way.

                  (b) Except as specifically reflected in the Financial Statements or Schedule 2.04(b) or elsewhere in the Schedules or as contemplated by this Agreement, the Company does not have any liabilities, commitments or obligations of any kind whatsoever (whether secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise) that are required to be reflected in the Financial Statements, other than any liabilities, commitments or obligations incurred after June 30, 2000 in the ordinary course of business.

                  (c) The Stockholders have delivered to Buyers certain financial information with regard to future sales, earnings as set forth in
Schedule 2.04 (c). The projections are based on assumptions that the Principal Stockholders believed were reasonable based on the facts and circumstances known to them as of the date of such projections; provided that the Principal Stockholders make no representations or warranties regarding whether or not the results of operations actually experienced by the Surviving Company shall be consistent with or similar to such projections.

            2.05.  Absence of Certain Changes or Events.  Except as set forth in
Schedule 2.05 or reflected in the June 30, 2000 Balance Sheet or permitted or contemplated by this Agreement, since June 30, 2000, the Company has not (a) suffered any material damage, destruction or casualty loss to its physical properties; (b) incurred or discharged any material obligation or liability or entered into any other material transaction except in the ordinary course of business; (c) suffered any material adverse change in the business, financial condition, assets, liabilities, operations or results of operations of the Company; (d) increased the rate or terms of compensation payable or to become payable by the Company to its directors, officers or key employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or key employees, except in each case increases occurring in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Commitment identified in Schedule 2.08; (e) consummated, or agreed to consummate, any sale, lease or other transfer or disposition of any properties or assets, except for the sale of inventory items or licensing or sale of software in the ordinary course of business and except for the sale of any tangible personal property that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out; (f) incurred, assumed or guaranteed any indebtedness for borrowed money; (g) granted any mortgage, pledge, lien or encumbrance on any of its material properties or assets; (h) entered into, amended or terminated any material Commitment, or waived any material rights thereunder except in the ordinary course of business; or (i) made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than those that have been extended to such customer or distributor in the past. Since June 30, 2000, the Company has been operated in all material respects in the ordinary course in a manner consistent with past practice.

            2.06. Assets and Properties.

                  (a) The Company has good title to all of the material tangible personal assets and properties which it purports to own (including those reflected on the June 30, 2000 Balance Sheet, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet, which are not individually or in the aggregate material), free and clear of all Encumbrances, except (a) as set forth in
Schedule 2.06(a), and (b) liens for taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings. Except as set forth in Schedule 2.06(a), the assets owned or leased by the Company constitute all the assets used in and necessary to conduct the Business as currently conducted.

                  (b) All material tangible personal property and assets owned or utilized by the Company are in good operating condition and repair (except for ordinary wear and tear), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the Business as presently conducted. To the knowledge of the Principal Stockholders, all buildings, plants and other structures owned or otherwise utilized by the Company are in good condition and repair (except for ordinary wear and tear) in all material respects.

                  (c) Schedule 2.06(c) sets forth a list of all real property leased by the Company (the "Leased Real Property"). The Stockholders have made available to Buyers true and complete copies of all leases and subleases relating to the Leased Real Property. With respect to the Leased Real Property,
(i) the Company has good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances, and (ii) to the knowledge of the Principal Stockholders, all existing water, sewer, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Leased Real Property are adequate in all material respects for the use, occupancy, operation and maintenance thereof, as currently conducted or currently exists. Except as set forth on Schedule 2.06(c), (A) each such lease or sublease is legal, valid, binding and enforceable against the Company and, to the knowledge of the Principal Stockholders, the other party thereto and (B) the consummation of the transactions contemplated by this Agreement will not cause a material breach or require any third party consent under any such lease or sublease.

                  (d) Except as set forth on Schedule 2.06(d), (i) none of the Principal Stockholders or the Company has received written notice of any pending or threatened condemnation or eminent domain proceedings or their local equivalent with respect to the Leased Real Property, (ii) the Leased Real Property, the use and occupancy thereof by the Company, and the conduct of the Business thereon and therein does not violate any deed restrictions, applicable law consisting of building codes, zoning, subdivision or other land use or similar laws the violation of which would materially adversely affect the use, value or occupancy of any such property or the conduct of the Business thereon,
(iii) none of the Stockholders or the Company has received written notice of a material violation of the restrictions or laws described in the foregoing clause
(ii), and (iv) none of the structures or improvements on any of the Leased Real Property encroaches upon real property of another person or entity, and no structure or improvement of another person or entity encroaches upon any of the

Leased Real Property, which would materially interfere with the use thereof in the ordinary course of business.

            2.07. Intellectual Property.

                  (a) Schedule 2.07(a) sets forth a true and complete list of all (i) Software, registered U.S. and foreign patents and patent applications, registered U.S. and foreign trademark applications, registered U.S. and foreign copyrights and copyright applications and other Intellectual Property (as hereinafter defined), owned by the Company and material to the business of the Company ("Company Owned Intellectual Property"), and (ii) licenses of Intellectual Property to the Company or by the Company to a third party that are material to the business of the Company ("Company Licensed Intellectual Property");

                  (b) to the knowledge of the Principal Stockholders, the conduct of the business of the Company as currently conducted does not infringe or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted against the Company that the conduct of the business of the Company as currently conducted infringes or may infringe or misappropriate the Intellectual Property rights of any third party;

                  (c) with respect to each item of the Company Owned Intellectual Property, the Company is the sole owner of the entire right, title and interest in and to such Intellectual Property and without limitation of the foregoing is entitled to use such Intellectual Property in the continued operation of its business;

                  (d) with respect to each item of Company Licensed Intellectual Property, the Company has the right to use such Company Licensed Intellectual Property in the continued operation of its business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property;

                  (e) to the knowledge of the Principal Stockholders, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part;

                  (f) to the knowledge of the Principal Stockholders, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property;

                  (g) to the knowledge of the Principal Stockholders, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect;

                  (h) to the knowledge of the Principal Stockholders, no party to any license of the Company Licensed Intellectual property is in breach thereof or default thereunder;

                  (i) to the knowledge of the Principal Stockholders, the Software owned by the Company is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operation or have an adverse impact on the operation of other software programs or operating systems;

                  (j) no rights in the Software owned by the Company have been transferred to any third party except to the customers of the Company; and

                  (k) the Company has the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company, or that is required to operate or modify the Software of the Company.

         "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, in each case in the United States and all other countries, (ii) any trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers, including any registrations and applications for registration of any of the foregoing in the United States and any foreign country, (iii) all rights under the copyright laws of the United States and all other countries, including, without limitation, all copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) all confidential and proprietary information, including trade secrets and know-how.

         "Software" of a party means all material computer software owned or licensed by or on behalf of such party and used, distributed, sold, licensed or marketed by such party.

            2.08. Commitments.

                  (a) Schedule 2.08(a) sets forth, as of the date hereof, each contract or agreement, whether written or oral (including any and all amendments thereto), to which the Company is a party, or by which the Company is bound (collectively, the "Commitments") of the following types:

                      (i) Commitments for the sale of any real or personal (tangible or intangible) properties other than in the ordinary course of business, or for the grant of any option or preferential rights to purchase any such properties;

                      (ii) Commitments for the construction, modification or repair of any building, structure or facility or for the incurrence of any capital expenditures or for the acquisition of fixed assets, providing for aggregate payments in excess of $50,000.00;

                      (iii) Commitments relating to the acquisition by the Company or a Subsidiary of any operating business or the capital stock of any other person or entity that have not been consummated or that have been consummated but contain representations, covenants, guaranties, indemnities or other obligations that remain in effect;

                      (iv) Commitments pursuant to which any party is required to purchase or sell a stated portion of its requirements or output to another party or perform a stated amount of service for, on behalf of, or upon the referral of another party;

                      (v) Commitments relating to any Litigation (as defined hereinafter in Section 2.09);

                      (vi) Commitments under which the Company agrees to indemnify any person or entity;

                      (vii) Commitments containing covenants of the Company not to compete, do business in any line of business or in any geographical area or with any person or entity, or to disclose certain information, or covenants of any person or entity not to compete with the Company in any line of business or in any geographical area or disclose information concerning the Company;

                      (viii) Commitments pursuant to which the Company (A) leases, subleases, licenses or otherwise has the right to use any personal property or (B) is the lessor of any personal property;

                      (ix) Commitments in respect of any joint venture, partnership or other similar arrangement (including, without limitation, any joint development agreement);

                      (x) Commitments relating to any governmental or regulatory authority;

                      (xi) Commitments for the lease or sub-lease of any real property;

                      (xii) Commitments for the leasing of any personal property;

                      (xiii) Commitments relating to outstanding letters of credit or performance bonds or creating any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person or entity, except as endorser or maker of checks or letters of credit endorsed or made in the ordinary course of business;

                      (xiv)      Commitments    that    involve  in   excess  of
                                 $50,000.00 in the aggregate or that may not be terminated on less than 90 days' notice;

                      (xv) Commitments (other than those specified in any of clauses (i) through (xiv) of this paragraph
                                 (a)) which relate to or affect the Business or any of the assets or properties of the Company in any way that are material to the Business; and

                      (xvi) Commitments currently in negotiation by the Company of a type which if entered into would be required to be listed on Schedule 2.08(a) or to be disclosed on any other Schedule hereto.

                  (b) Except as set forth in Schedule 2.08(b), all of the Commitments referred to in the preceding paragraph (a) are valid, binding, in full force and effect and enforceable in accordance with their terms against the Company, and to the knowledge of the Principal Stockholders, against the respective counterparties to such Commitments. Complete copies (or, if oral, full written descriptions) of all Commitments required to be so listed, including all amendments thereto, and complete copies of all standard form Commitments used in the conduct of the Business, have been delivered to Buyers. Except as set forth in Schedule 2.08(b), (i) there is no breach, violation or default and no event which, with notice or lapse of time or both, would constitute a breach, violation or default by the Company or to the knowledge of the Principal Stockholders, the other parties to it, or give rise to any Encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, any Commitment listed in Schedule 2.08(a), except for breaches, violations and defaults, or Encumbrances or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually or in the aggregate, are not material and (ii) neither the Company nor, to the knowledge of the Principal Stockholders, any other party to any of the Commitments listed in Schedule 2.08(a) is in material arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Commitments and no material waiver or material indulgence has been granted by the Company or, to the knowledge of the Principal Stockholders, the other parties thereto.

            2.09. Litigation. Except as set forth in Schedule 2.09, there is no claim, suit, action or proceeding in any court or before any governmental or regulatory authority ("Litigation") pending or, to the knowledge of the Principal Stockholders, threatened, involving the Company, the Business or any assets or liabilities of any of the foregoing. Except as set forth in Schedule 2.09, the Company is not subject to any outstanding orders, rulings, judgments, injunctions, writs, decrees or actions specifically applicable to the Company including, without limitation, any actions brought by any regulatory authority.

            2.10. Compliance with Laws . Except as set forth in Schedule 2.10, none of the Principal Stockholders or the Company has received any written notice of any violation of any applicable laws, rules, regulations and orders relating to the operation, conduct or ownership of the Business. The Company has all permits, licenses, certificates and authorizations of governmental and regulatory authorities necessary for the conduct of their business as presently conducted, except where the failure to have any such permit, certificate, or authorization would not have a Company Material Adverse Effect.

            2.11. Employee Benefit Plans; Labor Matters.

                  (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "Employee Benefit Plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company, or with respect to which the Company could incur liability under Section 4069 or 4201(c) of ERISA (the "Company Benefit Plans" ), the Company has made available to Buyers a true and correct copy of (i) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan,
(iv) the most recent summary plan described for each Company Benefit Plan for which a summary plan described is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401 (a) of the Code.

                  (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Principal Stockholders, there exists no condition or set of circumstances, in connection with which the Stockholders could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law, except as would not have a Company Material Adverse Effect. The Company has no actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), except as would not have a Company Material Adverse Effect.

                  (c) The Company has made available to Buyers (i) copies of all employment agreements with officers or key employees of the Company or any of its Subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company; (iii) copies of all plans, programs, agreements and other arrangements of the Company which contain change in control provisions; and (iv) copies, if any, of any stock option plans.

                  (d)  Except  as set forth in  Schedule  2.11(d),  neither  the
execution  and  delivery  of  this  Agreement  nor  the   consummation   of  the
transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company under any Company Benefit Plan or otherwise; (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (e) Except as set forth in Schedule 2.11(e) or as required by law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  (f) Except where it would not have a Company Material Adverse Effect, the Company (i) is in material compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and

(iv)  is not  liable  for any  payment  to any  trust  or  other  fund or to any
governmental  or   administrative   authority,   with  respect  to  unemployment
compensation benefits, social security or other benefits for employees.

                  (g) No employees are currently represented by any labor union for purposes of collective bargaining and to the knowledge of the Company, no activities the purpose of which is to achieve such representation of all or some of such employees are threatened or ongoing. No work stoppage or labor strike against the Company by employees are pending or to the knowledge of the Company threatened. The Company is not (i) involved in or, to the knowledge of the Principal Stockholders, threatened with any labor dispute, grievance, or litigation relating to labor matters involving any employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; (ii) engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) presently, nor has it been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no such agreement or contract is currently being negotiated by the Company or any of its affiliates.

            2.12. Environmental Matters.

                  (a) To the knowledge of the Principal Stockholders, the Company is and has at all times been in compliance with all environmental laws governing the Company and its business, operations, properties and assets, except as would not have a Company Material Adverse Effect.

                  (b)  There are no  judgments  and no  material  non-compliance orders, warning letters, notices of violation, claims, suits, actions, penalties, fines, or administrative or judicial investigations of any nature or to the knowledge of the Principal Stockholders proceedings pending or threatened in writing against or involving the Company, any Governmental Authority or third party with respect to any environmental laws of licenses issued to the Company, except as would not have a Company Material Adverse Effect.

            2.13. Consents. Except as set forth in Schedule 2.13 or contemplated by Article I, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by the Stockholders, the Company in connection with the execution, delivery and performance by the Principal Stockholders of this Agreement or the taking by the Stockholders of any other action contemplated hereby.

            2.14. Taxes.

                  (a) Except as set forth in Schedule 2.14(a), all Tax Returns required to be filed by or with respect to the Company have been properly and timely filed and all such Tax Returns are complete and accurate in all material respects. The unpaid Taxes of the Company (i) did not, as of June 30, 2000, exceed the reserve for Tax liability (rather than for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the June 30, 2000 Balance Sheet and (ii) will not, as of the Closing Date, exceed such reserve as of the Closing Date which will be based on the reserve set forth on the June 30, 2000 Balance Sheet, as adjusted for the Company's operations and transactions through the Closing Date, calculated in accordance with the past custom and practice of the Company in preparing its financial statements and Tax Returns. All Taxes required to be withheld and paid over by the Company to any relevant taxing authority in connection with payments to employees, independent contractors, creditors, stockholders or to third parties have been so withheld and paid over.

                  (b) Except as set forth in Schedule 2.14(b): to the knowledge of the Principal Stockholders, (i) no Tax authority in a jurisdiction where the Company does not file Tax Returns has made a written claim, assertion or threat that the Company is or may be subject to Tax in such jurisdiction; (ii) no deficiencies for any Tax have been threatened, proposed, asserted or assessed in writing against the Company that have not been satisfied; (iii) no audits or examinations with respect to the Company are ongoing or have been threatened or proposed in writing by the Internal Revenue Service or the appropriate state, local or foreign Tax authority; (iv) no waivers or extensions of statutes of limitation with respect to Taxes have been given by or requested with respect to the Company; (v) there are no tax rulings, requests for rulings, or closing agreements relating to the Company that could affect the liability for Taxes of the Company for any period (or portion of a period) after the Closing; and (vi) no power of attorney has been granted by the Company with respect to any matter relating to Taxes of the Company that is currently in force.

                  (c) The Company is not a party to or liable under any Tax Sharing Agreement with respect to Taxes of any consolidated, combined or unitary group other than the consolidated, combined or unitary group of which the Company is presently a member. Except as set forth in Schedule 2.14(c), the Company has not, with respect to any taxable period for which the applicable statute of limitations has not run, filed a combined, consolidated or unitary Tax Return with respect to any affiliated group. Schedule 2.14(c) sets forth a complete list of all states, territories and jurisdictions (foreign and domestic) in which the Company has filed Income Tax Returns for taxable periods ending on or after December 31, 1994. The Company will not, in the absence of a closing agreement provided for in the Treasury Regulations under Section 1503 of the Code, trigger the recapture of any dual consolidated losses (as defined in Section 1503 of the Code) by virtue of the transactions contemplated by this Agreement.

                  (d) There are no Tax liens on any assets of the Company, except liens for Taxes not yet due and payable;

                  (e) As used in this Agreement:

                      (i) The term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign Income Tax, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect to such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treasury Regulation ss. 1.1502-6 or analogous state, local, or foreign law provision, or otherwise.

                      (ii) The term "Income Tax" means any federal, state, local or foreign Tax or Taxes (x) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or
                                 (y) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise or occupation Taxes) if such Tax may be based upon, measured by, or calculated with respect to one or more bases described in (x) above.

                      (iii) The term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                      (iv) The term "Income Tax Return" includes all Tax Returns relating to Income Taxes.

                      (v)        The  term  "Treasury   Regulations"  means  the
                                 regulations prescribed under the Code.

            2.15. Fees. Except as reflected in Section 1.05, neither the Stockholders nor the Company have paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

            2.16. Major Customers and Suppliers. Schedule 2.16 sets forth a list of (i) the suppliers of $25,000 or more in materials or services to the Business during the 12-month period ended August 31, 2000 ("Major Suppliers") and (ii) the customers of $25,000 or more in products or services of the Business during such period (the "Major Customers"). Except as set forth on Schedule 2.16, no Major Supplier or Major Customer has during the 12-month period ended August 31, 2000 decreased materially or, to the knowledge of the Principal Stockholders, threatened to materially decrease or limit materially its provision of services or supplies to the Business. To the knowledge of the Principal Stockholders, there has been no termination, cancellation or limitation of, or any material modification or change in, the business relationships of the Business with any Major Supplier or Major Customer.

            2.17.  Insurance.  All of the material assets of the Company and all aspects of the Business that are of insurable character are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. The Company is not in default with respect to its obligations under any material insurance policy maintained by it. Schedule 2.17 sets forth a list of all insurance coverage carried by the Company, the carrier and the terms and amount of coverage. All such policies and other instruments are in full force and effect and all premiums with respect thereto have been paid. The Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies, and the Company has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received written notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement, by itself, will not result in any such termination or premium increase.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

            Each Buyer hereby jointly and severally represents and warrants that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as follows:

            3.01. Organization. ADS and PDS Acquisition are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, and have all requisite corporate power and authority to carry on their businesses as each is now being conducted, and to execute, deliver and perform this Agreement and the Ancillary Documents (as hereinafter defined) and to consummate the transactions contemplated hereby and thereby. PDS Acquisition has been formed for the sole purpose of completing the Merger and has not incurred any obligations, liabilities, or other commitments except as set forth in this Agreement.

            3.02. Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by each Buyer of this Agreement, the Ancillary Documents and each of the documents referenced herein and the consummation by each Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Buyer. Each of this Agreement and the Ancillary Documents has been or will be duly and validly executed and delivered by each Buyer and constitutes or will constitute the valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(ii) is subject to general principles of equity. The execution, delivery and performance by each Buyer of this Agreement and the Ancillary Documents and the consummation by each Buyer of the transactions contemplated hereby or thereby will not, with or without the giving of notice or the lapse of time, or both,
(i) violate, or require any consent under, any material contract or other commitment of each Buyer, (ii) violate any provision of law, rule or regulation to which either Buyer is subject, (iii) violate any order, judgment or decree applicable to either Buyer or (iv) violate any provision of the Certificate of Incorporation or the By-laws of either Buyer; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or thereby.

            3.03. Capitalization.

                  (a) The total authorized capital stock of ADS consists of (i) 245,000,000 shares of common stock, $.001 par value per share, 86,105,405 shares of which are issued and outstanding as of October 12, 2000, and (ii) 5,000,000 shares of preferred stock, 1 of which is issued and outstanding as of October 12, 2000.

                  (b) The total authorized capital stock of PDS Acquisition consists of 1,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of which, as of the date hereof, are issued and outstanding and are owned by ADS.

            3.04. Consents. Except as required by ADS' primary lender, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by Buyers in connection with the execution, delivery and performance by Buyers of this Agreement or the Ancillary Documents, or the taking by the Buyers of any other action contemplated hereby or thereby.

            3.05. Fees. Neither Buyer has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

            3.06. Litigation. Except as set forth in Schedule 3.06, there is no claim, suit, action or proceeding in any court or before any governmental or regulatory authority ("Litigation") pending or, to Buyers' knowledge, threatened, against Buyers or any of their material assets or liabilities. Except as set forth in Schedule 3.06, neither Buyer is subject to any outstanding orders, rulings, judgments, injunctions, writs, decrees or actions including, without limitation, any actions brought by any regulatory authority.

            3.07. Common Stock to be Received by Stockholders. The ADS Stock to be issued and delivered hereunder will, when issued and delivered, be duly and validly issued, fully paid, nonassessable and free of Encumbrances and preemptive rights or other restrictions (except those that may be imposed by the rules and regulations by Nasdaq with regard to notice requirements) other than those imposed pursuant to securities laws and those expressly provided for in this Agreement.

            3.08. SEC Filings. All forms, reports and documents filed with the Securities and Exchange Commission (the "Commission") by ADS, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.08, since June 30, 2000, ADS has not (a) suffered any material damage, destruction or casualty loss to its physical properties; (b) incurred or discharged any material obligation or liability or entered into any material transaction except in the ordinary course of business; (c) suffered any material adverse change in its business, financial condition, assets, liabilities, operations or results of operations;
(d) increased the rate or term of compensation payable or to become payable to its directors, officers or key employees or increased the rate or terms of any bonus or other employee benefit plan covering any of its directors, officers or key employees above the levels reflected in its last publicly filed proxy statement, except in each case increases incurred in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases); (e) consummated or agreed to consummate, any sale, lease or any other transfer or disposition of properties or assets, except for the sale of inventory items in the ordinary course of business and except for the sale of any tangible personal property that, in the reasonable judgement of ADS, has become uneconomic, obsolete or worn out; (f) incurred, assumed or guaranteed any indebtedness for borrowed money; (g) granted any mortgage, pledge, lien or encumbrance on any of its material properties or assets; (h) entered into, amended or terminated any material commitment disclosed in any document previously filed by ADS with the Commission, or waived any material rights thereunder, except in the ordinary course of business; or (i) made any grant of credit to any customer or distributor on terms or amounts materially more favorable than those that have been extended to such customer or distributor in the past. Since June 30, 2000, ADS has been operating in all material respects in the ordinary course in a manner consistent with past practice.

            3.09. Compliance with Laws. Except as set forth in Schedule 3.09, neither Buyer has received any written notice of any violation of any applicable laws, rules, regulations and orders relating to the operation, conduct or ownership of its business. Buyers have all permits, licenses, certificates and authorizations of governmental and regulatory authorities necessary for the conduct of their business as presently conducted.


                                   ARTICLE IV

                                   COVENANTS

            4.01. Further Assurances. At any time or from time to time, both before and after the Closing, each party shall, at the request of the other party, execute and deliver any further instruments or documents and take all such further action as such other party may reasonably request in order to evidence the consummation of the transactions contemplated hereby.


            4.02. Notice. The Principal Stockholders shall have a continuing obligation to promptly notify Buyers in writing as to any matter hereafter arising or discovered which becomes known to the Principal Stockholders prior to the Closing (except for matters brought to the Principal Stockholders' attention by Buyers in writing) which, if existing or known at the date of this Agreement, would have been required to be set forth or described in any Schedule to this Agreement or otherwise would have resulted in any representation or warranty of the Principal Stockholders contained herein being false or inaccurate in any material respect. No disclosure made by the Principal Stockholders following the date hereof shall be deemed to amend or modify any representation or warranty contained in this Agreement or the Schedules hereto.

            4.03. Confidentiality. The Principal Stockholders shall have the continuing obligation to not disclose to any third party, except as required by law, any Confidential Information (as defined below) for a period of 5 years after the Closing Date. "Confidential Information" shall mean any information concerning the Company which is in the possession of the Principal Stockholders on the date hereof or on the Closing Date relating to the Business, other than information which (a) is or becomes available to the public (other than as a result of the disclosure by the Principal Stockholders of such information in contravention of the covenants set forth in this Section 4.03, or (b) is required to be disclosed by law. Through and until the Closing Date, Buyers agree that none of the Buyers nor any of Buyers' affiliates will disclose any Confidential Information to any third party, except as required by law.

            4.04.  Cash  Management;   Intercompany   Accounts.   The  Principal
Stockholders will reasonably cooperate with ADS in making preparations for the Company to participate in banking and financial programs of ADS.

            4.05. Responsibility for Taxes; Returns; Audits.

                  (a) Indemnification. The Principal Stockholders shall be responsible for and indemnify and hold harmless Buyers and their affiliates, including the Surviving Company, pursuant to Sections 9.02 through 9.04 from and against any Losses arising with respect to a failure of any representation or warranty made by the Principal Stockholders in Section 2.14. For purposes of this Section 4.05(a) , whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined (i) in the case of Income Taxes, based upon an interim closing of the books of the Company (as appropriate) as of the close of business on the Closing Date and (ii) in the case of Taxes other than Income Taxes, (a) with respect to sales, transfer, excise, gains, and other Taxes based upon transfers or transactions, based upon whether the relevant transaction occurred on or prior to, or subsequent to, the Closing, and (b) in the case of all other Taxes (including real and personal property Taxes) based upon the relative number of days in the portion of the taxable period up to and including the Closing Date and the relative number of days in the portion of the taxable period subsequent to the Closing Date.

                  (b)  Tax Returns; Filing and Payments.

                      (1) The Stockholders shall prepare (or cause to be prepared), all Income Tax Returns of the Company for any taxable year or period ending on or before the Closing Date which are not required to be filed on or before the Closing Date, all at the expense of the Surviving Company. Buyers shall cause such Income Tax Returns to be timely filed. The Stockholders shall, consistent with the manner that payments must be made with respect to each of such Income Tax Returns, upon written notice by Buyers, provide Buyers with funds to timely pay the Tax liability shown on such Income Tax Return which is described as being the responsibility of the Stockholders under Section 4.05(a), and ADS shall pay or cause to be paid such amounts to the appropriate Tax authority.

                      (2) ADS shall prepare (or cause to be prepared) and file (or cause to be filed) all (i) Income Tax Returns of the Company for any Taxable year or period commencing prior to the Closing Date and ending subsequent to the Closing Date and (ii) other Tax Returns of the Company that are required to be filed after the Closing Date. The Stockholders shall the right to review and approve any Tax Returns of the Company that includes any portion of a taxable period that occurs before the Closing Date if the Stockholders have any responsibility for the Tax reported on such Tax Return pursuant to Section 4.05(a).

                      (3) The Tax Returns referred to in this Section 4.05(b)(1)
and (2), shall, to the extent not otherwise required by law, be prepared in a manner consistent with the Company's (as appropriate) past practice (including any Tax elections and methods of accounting). With respect to any Tax Return referred to in Sections 4.05(b)(1) and (2) above, the party preparing such return shall provide the other party a draft of such Tax Return and Tax information (including, without limitation, work papers and schedules) for review of such Tax Return in a timely manner no later than thirty (30) days prior to the due date (taking into account valid extensions) for the filing of such Tax Return. The parties shall consult in good faith with regard to the form and content of such Returns, provided that, in the event of any disagreement, the Returns shall be filed in the form set forth by the party with responsibility for the preparation of the Return set forth in Section 4.05.

                  (c) Termination of Tax Sharing Agreements; Powers of Attorney.

                      (1) Any Tax Sharing Agreement to which the Company is a party shall be terminated as of the Closing Date, and the Company shall have no further obligations thereunder. For purposes of this Agreement, the term "Tax Sharing Agreement" includes any agreement or arrangement, whether or not written, providing for the sharing or allocation of liability for Taxes of the parties thereto.

                      (2) All powers of attorney granted by the Company with respect to Taxes shall be revoked as of the Closing Date.

                      (3) Between the date of this Agreement and the Closing Date, the Principal Stockholders will not cause or permit the Company to (i) make any change in the Company's Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes or (ii) settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding, in each case without ADS' express written consent thereto, which consent shall not be unreasonably withheld or delayed.

                  (d) Assistance and Cooperation.

                      (1) From and after the Closing Date, to the extent reasonably requested by the other party, the Stockholders and Buyers shall assist and cooperate with each other in the preparation of any Tax Return which the other party is responsible to file pursuant to Section 4.05(b) herein and shall assist and cooperate with the other party in preparing for any audits or disputes relating to Taxes for which the other party is responsible pursuant to this Agreement. From and after the Closing Date, the Stockholders and Buyers shall, pursuant to the other party's reasonable request, make available to the other party all information, records and documents reasonably available to that party which are necessary for the preparation of any Tax Return or resolution of any audit or dispute. In all such cases, the party seeking assistance or cooperation shall bear the expenses of the other party incurred in connection with respect thereto.

                      (2) From and after the Closing Date, the Stockholders and Buyers shall provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other is liable under this Agreement, and shall furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

                  (e) Certain Taxes. The Stockholders shall bear, and shall indemnify and hold harmless Buyers and their affiliates (including the Surviving Company) from and against, all sales, transfer, stamp, documentary, real estate transfer, real estate gains, and other similar Taxes incurred in connection with the transactions contemplated by this Agreement. The Stockholders shall file, on a timely basis, any Returns required to be filed in connection with such Taxes, and Buyers shall cooperate with Stockholders in such preparation.

                  (f) Contests.

                      (1) Subject to the provisions of this Section 4.05(f), the Stockholders shall have the right, at their own expense, to control, manage and be responsible for any audit, contest, or similar proceeding with respect to Taxes for any Taxable year or period ending on or before the Closing Date and shall have the right to settle or contest in their discretion any such audit, contest or proceeding; provided, however, that (i) the Stockholders shall not have the right to control any such proceeding unless they first acknowledge in writing their obligation to fully indemnify Buyers for the Taxes at issue in the proceeding; (ii) no settlement or disposition of any such proceeding or a proceeding described in clause (iii) of this paragraph shall be made by one party without the other party's consent (which consent shall not be unreasonably withheld or delayed) if the same reasonably could be expected to affect either Buyers' liability for Tax in any taxable period or portion of a taxable period ending after the Closing Date or the Stockholders' liability under Section 4.05(a); and (iii) Buyers or the Stockholders shall control any Tax proceeding relating to a taxable period that begins before, and ends after, the Closing Date based upon which party would bear the burden of the greater portion of the Tax.

                      (2) Except for proceedings the control of which is determined pursuant to Section 4.05(f)(1) above, Buyers shall, at their own expense, control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Income Taxes for any Taxable year or period beginning after the Closing Date, and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding or inquiry without the consent of the Stockholders unless such settlement or contest could result in a liability by the Stockholders under this Agreement.

            4.06. Cooperation with Public Filings. The Principal Stockholders shall reasonably cooperate with ADS and its affiliates and advisors in the preparation and filing of any public filings (and any related documentation or filings) in a timely fashion and shall use their reasonable best efforts to assist ADS in having any registration statement declared effective by the Commission as promptly as practicable and in maintaining the effectiveness of any such registration statement, in all cases at the sole cost and expense of ADS.

            4.07. Tax Reorganization.

                  (a) Each party to this Agreement hereby agrees to take all reasonable actions to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and will immediately notify each of the other parties of any circumstance or condition of which it is or becomes aware of which might cause the Merger to fail to so qualify. The Buyers represent that they have not taken any action that would cause the Merger to fail to so qualify as a reorganization within the meaning of Section 368(a) of the Code, and are not aware of any circumstances which would cause the Merger to fail to so qualify. In support of the qualification of the transaction thereunder, Buyers further represent that on the Closing Date:

                      (1) None of the Buyers has any plan or intention (A) to cause the Surviving Company to sell or dispose of any of the assets or properties of the Company acquired in the Merger except for dispositions in the ordinary course of business or transfers permitted by Treas. Reg. ss.1.368-2(k)(1), (B) to liquidate the Surviving Company, (C) to merge the Surviving Company with or into another corporation or corporations, (D) to sell or otherwise dispose of the stock of the Surviving Company, or (E) to cause the Surviving Corporation to issue additional shares of stock that would result in Buyer losing "control" (within the meaning of Section 368 of the Code) of the Surviving Company.

                      (2) The Buyers intend to cause the Surviving Company to continue a historic business of the Company or use a significant portion of the Company's historic business assets in a business within the meaning of Treas. Reg.ss.1.368-1(d).

                      (3)  None of the  Buyers  has any  plan  or  intention  to reacquire any of the ADS Common Stock except as modifications to the Merger Consideration provided herein issued in the Merger pursuant to the True-up, and no person related to the Buyers within the meaning of Treas. Reg. ss.1.368-1(e)(3) and no person acting as an intermediary for Buyers or such a related person has a plan or intention to acquire any of the ADS Common Stock issued in the Merger.

                      (4) Immediately prior to the Merger, ADS will own all of the outstanding stock of PDS Acquisition.

                      (5) Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, PDS Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                      (6) PDS Acquisition is a direct subsidiary of ADS.

                  (b) Buyers agree that they will not take any action, and will not cause the Surviving Company to take any action, which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Buyers shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code for all purposes, including Federal income tax reporting purposes.

            4.08. Stockholders' Representative.

                  (a) Upon the Effective Time and without further act of any Stockholder, Vasa (the "Stockholders' Representative") shall be appointed as agent and attorney-in-fact for each Stockholder, for and on behalf of each such Stockholder, with full power of substitution, and with full power and authority to represent the Stockholders and their successors with respect to all matters arising under this Agreement, and all actions taken by the Stockholders' Representative hereunder shall be binding upon such Stockholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholders' Representative shall have full power and authority, on behalf of all the Stockholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any "Claim of Damages" made by an Indemnified Party, to assert Claims of Damages against any Indemnifying Party, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize delivery of any payments to be made with respect thereto.

                  (b) The Stockholders' Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholders' Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Representative, a successor shall be named in accordance with an agreement by and between the Stockholders of even date herewith (the "Stockholders' Agreement"). Each such successor Stockholders' Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholders' Representative, and the term "Stockholders' Representative" as used herein shall be deemed to include such successor Stockholders' Representative.

                  (c) In performing any of his duties under this Agreement, or upon the claimed failure to perform his duties hereunder, the Stockholders' Representative shall not be liable to the Stockholders or anyone else for any damages, losses or expenses which they may incur as a result of any act, or failure to act under this Agreement; provided, however, that the Stockholders' Representative shall be liable for damages arising out of actions or omissions that both (i) were taken or omitted not in good faith and (ii) constituted willful default or gross negligence under this Agreement. Accordingly, the Stockholders' Representative shall not incur any such liability with respect to
(i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Stockholders' Representative hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Stockholders' Representative shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this Section shall survive the termination of this Agreement and the resignation of the Stockholders' Representative. The Stockholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the Stockholders' Representative) incurred without willful default, gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

            4.09. Disclosure Information. The Stockholders shall allow ADS to review all disclosure materials prior to such materials being sent to the Stockholders of the Company and shall allow ADS to amend or supplement such materials so as to comply with the Securities Act (as hereinafter defined) and the securities laws of all applicable states.

            4.10. Certain Matters With Respect to Employees.

                  (a) Following  consummation of the Merger, ADS shall cause all employees of the Company prior to consummation of the Merger initially to be retained following the Merger. The terms and conditions of employment for all employees will be substantially similar to the terms and conditions of their employment prior to the Merger, including but not limited to the following: (i) employees shall maintain credit for accrued but unused vacation time; (ii) employees will participate on the same basis as similarly situated ADS employees and maintain credit for prior years of service with the Company for purposes of determining vacation time and other employee benefits with respect to benefits offered by the Surviving Company; and (iii) except for the Principal Stockholders, maintain the salary of the employees of the Surviving Company at an amount not less than his or her salary prior to the Effective Time.

                  (b) Following consummation of the Merger, ADS will cause the Surviving Company to provide fringe benefits (including but not limited to health and disability insurance and other group insurance policies) to its employees at a level substantially similar to the level provided by the Company prior to the transaction, unless ADS provides benefits to its employees on better terms or in greater amounts, in which case the employees of the Surviving Company will be entitled to such greater benefits. If ADS determines to discontinue policies and plans maintained by the Company and to include all or any part of the employees of the Company in group insurance coverages provided through ADS, ADS shall use its best efforts to cause such new coverages, insofar as they relate to former employees of the Company, not to exclude pre-existing conditions.

            4.11. Post-Closing Operations. Provided and as long as the Surviving Company is meeting or exceeding its Projected EBITDA Amounts, ADS agrees that it shall not except as provided herein restrict the Surviving Company from making its best efforts to maximize, to the extent reasonable in the exercise of its sound business judgment, EBITDA of the Surviving Company through the end of the Second Earnout Period. In connection with the foregoing, the Board of Directors of the Surviving Company and ADS will take no action that has as one of its purposes or objectives the reduction of EBITDA of the Surviving Company during such periods. With respect to operational decisions and actions, the Board of Directors of the Surviving Company and ADS will give good faith consideration to the impact of such decisions on the earnout payments.

            4.12. ADS Stock Options. Promptly after the Closing Date (but in any event within thirty (30) days of the Closing Date), ADS will grant stock options to purchase 100,000 shares of its ADS Stock to the employees of the Surviving Company pursuant to a Stock Option Agreement in the form set forth in Schedule 4.12(a). The persons to whom such options shall be granted and the number of options to be granted to each person shall be determined by the Stockholders' Representative at his discretion. The exercise of such stock options shall not be charged against Stockholder's EBITDA in any manner.

                                   ARTICLE V

                        CONDITIONS TO BUYERS' OBLIGATIONS

            The obligation of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

            5.01. Representations, Warranties and Covenants of Principal Stockholders. The Principal Stockholders shall have complied in all material respects with their agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of the Principal Stockholders contained herein in the aggregate shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. For purposes of the preceding sentence, specific material adverse effect and materiality qualifiers contained in individual representations and warranties shall be disregarded. Buyers shall have received a certificate of Stockholders (the "Principal Stockholders' Certificate"), dated as of the Closing Date and signed by the Principal Stockholders, certifying as to the fulfillment of the condition set forth in this Section 5.01.

            5.02. No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits Buyers from consummating the transactions contemplated hereby.

            5.03. Consents. All other consents, approvals, authorizations, exemptions and waivers from governmental agencies and third parties that are reasonably required for the consummation of the transactions contemplated hereby, including those listed on Schedule 2.13, shall have been obtained in form and substance reasonably satisfactory to Buyers.

            5.04. Vasa Employment and Non-Compete Agreement. Vasa shall have executed an employment and non-compete agreement in the form of Exhibit 5.04 (the "Employment and Non-Compete Agreement"). The Employment and Non-Compete Agreement shall replace and supercede any employment agreements by and between Vasa and the Company (the "Prior Employment Agreements"). Vasa does also expressly waive any rights, including but not limited to severance payments, pursuant to such Prior Employment Agreements.

            5.05. Banking Arrangements. The Principal Stockholders shall cause the Company to execute and deliver any and all necessary documents and or corporate resolutions deemed necessary to ADS pursuant to ADS's current credit agreement, including but not limited to executing or causing the execution and filing of the appropriate termination statements.

            5.06. Benefits Plans. The Principal Stockholders shall cause the Company to terminate the 401K Plan and to indemnify Buyers from any and all claims and/or expenses associated with such termination.

            5.07. Back Taxes. The Principal Stockholders shall cause the Company to pay any and all taxes that are due or past due as of the Closing Date.

            5.08. Prior Employment Agreements. The Principal Stockholders shall cause the Company to terminate any and all Prior Employment Agreements for employees residing in the United States and to indemnify Buyers from any and all claims that may result from such termination.

            5.09. Required Cash. The Company shall have at Closing, in cash and cash equivalents, no less than the amount of cash reflected on the Company's August 31, 2000 balance sheet previously provided to ADS.

                                   ARTICLE VI

                     CONDITIONS TO STOCKHOLDERS' OBLIGATIONS

            The obligation of the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

            6.01. Representations, Warranties and Covenants of Buyers. Buyers shall have complied in all material respects with their agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of Buyers contained herein in the aggregate shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. For purposes of the preceding sentence, specific material adverse effect and materiality qualifiers contained in individual representations and warranties shall be disregarded. The Principal Stockholders shall have received a certificate of Buyers, dated as of the Closing Date and signed by an officer of Buyers (the "Buyers' Certificate"), certifying as to the fulfillment of the condition set forth in this Section 6.01.

            6.02. No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits Stockholders from consummating the transactions contemplated hereby.

            6.03. Vasa Employment and Non-Compete Agreement. The Surviving Company shall have executed an Employment and Non-Compete Agreement with Vasa.

            6.04. Consents. All other consents, approvals, authorizations, exemptions and waivers from governmental agencies and third parties that are reasonably required for the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to the Principal Stockholders.

            6.05. Registration Rights Agreements. ADS shall have executed and delivered a Registration Rights Agreement with the Principal Stockholders.

            6.06 Guarantees; Release. ADS shall make every best effort to have any personal guarantees the Principal Stockholders have given, released; provided however, that such guaranty is disclosed by the Principal Stockholders and was given to guaranty the performance of the Company pursuant to the agreements listed in Schedule 2.08(a) of this Agreement. The Buyers do hereby agree to indemnify and hold harmless Principal Stockholders from any claims, demands and/or actions, based upon or arising out of such guarantees.


                                  ARTICLE VII

                           STOCK CERTIFICATES; LEGEND

            7.01. Securities Laws; Legend.


                  (a) The Stockholders represent and warrant that: (i) they understand that the shares of ADS Stock being issued pursuant to Section 1.03 have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and it is the intention of the parties hereto that the issuance of such securities be exempt from registration under the Securities Act and the rules promulgated thereunder by the Commission; (ii) they understand that that the shares of ADS Stock being issued pursuant to Section
1.03 may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of unless they are registered under the Securities Act or an exemption from registration is available; (iii) they are acquiring the shares of ADS Stock being issued pursuant to Section 1.03 for investment for their own account and not with a view to the distribution thereof; (iv) they have, or together with their advisers, if any, have, such knowledge and experience in financial and business matters that they are, or together with their advisers, if any, are, and will be capable of evaluating the merits and risks relating to their acquisition of shares of ADS Stock pursuant to Section 1.03; (v) they have been given the opportunity to obtain information and documents relating to ADS and to ask questions of and receive answers from representatives of ADS concerning Buyers; and (vi) they are able to bear the economic risk of a total loss of value of their interest in Buyers. The Stockholders covenant that they shall neither directly or indirectly sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of ADS Stock obtained pursuant to
Section 1.03 until such shares have been registered, or such sale, transfer, assignment, exchange, pledge, encumbrance or other disposition is exempt from registration.

                  (b) The certificates representing shares of ADS Stock issued pursuant to Section 1.03 shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in compliance with all applicable securities laws and pursuant to a registration statement exemption therefrom.

                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING

            8.01. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the Stockholders:

                  (a) by mutual written consent of the Company and ADS;

                  (b) by either ADS or the Company if: (i) the Effective Time has not occurred by October 27, 2000 (provided that the right to terminate this Agreement under this clause 8.01(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) any "Governmental Authority", the consent of which is a condition to the obligations of ADS and Company to consummate the Merger, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any "Governmental Entity" that would make consummation of the Merger illegal;

                  (c) by either the Company or ADS if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and nonappealable;

                  (d) by either the Company or ADS if the required approval of the Stockholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote or written consent of the Stockholders (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to the Company where the failure to obtain the Stockholders' approval shall have been caused by the action or failure to act of the Company in breach of this Agreement);

                  (e) by ADS if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit ADS' or the Company's ownership or operation of any portion of the business of the Company or (ii) compel ADS or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or ADS;

                  (f) by the  Company  if it is not in  material  breach  of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of ADS set forth in this Agreement, or if any representation or warranty of ADS shall have become untrue, in either case such that the conditions set forth in Section 6.01 would not then be satisfied; provided that if such inaccuracy in ADS's representations and warranties or breach by ADS is curable by ADS through the exercise of its commercially reasonable efforts, then the Company may only terminate this Agreement under this Section 8.01(f) if the breach is not cured within 10 days following the date of written notice from Company of such breach (but no cure period shall be required for a breach which by its nature cannot be cured); or

                  (g) by ADS if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.01 would not then be satisfied; provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then ADS may only terminate this Agreement under this Section 8.01(g) if the breach is not cured within 10 days the date of written notice from ADS of such breach (but no cure period shall be required for a breach which by its nature cannot be cured).

            Where action is taken to terminate this  Agreement  pursuant to this
Section 8.01, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

            8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ADS, PDS Acquisition or the Company, or their respective officers, directors or stockholders; provided that, the provisions of Sections 4.03 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

            8.03. Amendment. Except as is otherwise required by applicable law after the Stockholders approve this Agreement, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto, except that following approval by the Stockholders there shall be no amendment or supplement which by law requires further approval by the Stockholders without such further approval by the Stockholders.

            8.04. Extension; Waiver. At any time prior to the Effective Time, ADS and PDS Acquisition, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.01. Survival. The representations and warranties of the parties hereto contained herein or in any agreement, certificate (including the Principal Stockholders' Certificate and the Buyers' Certificate) or other document executed at or prior to the Closing in connection herewith (an "Ancillary Document") shall expire on the 18-month anniversary of the Merger Date, except that the representations and warranties set forth in Sections 2.01, 2.07, 2.12 and 2.14 of this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations (including any extensions thereof). After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article IX for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article IX. The covenants and agreements of the parties hereto shall survive the Closing until performed in accordance with their terms.

            9.02. Agreement to Indemnify.

                  (a) From and after the Closing Date, Buyers shall indemnify, defend and hold harmless Stockholders and any affiliate of Stockholders and each of Stockholders' respective agents and representatives, and Stockholders' heirs, executors, successors and assigns (collectively, "Stockholders' Indemnified Group") from and against any liability, loss, damage, claim (including third-party claims, whether or not meritorious), cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred or suffered by Stockholders' Indemnified Group to the extent the Losses arise out of, or result from (i) the failure of any representation or warranty made by Buyers herein or in any Ancillary Document to have been true when made and as of the Closing Date, or (ii) the breach of any covenant or agreement of Buyers contained herein or in any Ancillary Document.

                  (b) From and after the Closing Date, the Principal Stockholders shall indemnify, defend and hold harmless Buyers and any affiliate of Buyers and each of their respective directors, officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "Buyers' Indemnified Group") from and against all Losses incurred or suffered by Buyers' Indemnified Group to the extent the Losses arise out of, or result from (i) the failure of any representation or warranty made by the Principal Stockholders herein or in any Ancillary Document to have been true when made and as of the Closing Date, or
(ii) the breach of any covenant or agreement of the Principal Stockholders contained herein or in any Ancillary Document.

            9.03. Indemnification Procedure.

                  (a) The party seeking indemnification under this Agreement (the "Indemnified Party") shall promptly notify the party from which indemnification is being sought (the "Indemnifying Party") of the facts and circumstances upon which the Indemnified Party intends to base a claim for indemnification hereunder ("Indemnification Notices"). The Indemnification Notice shall in all events be considered prompt if given (a) no later than 30 days after the Indemnified Party learns of the facts upon which it will claim such indemnification or (b) if earlier, in sufficient time to allow the
Indemnifying Party to exercise its rights pursuant to this Section 9.03; provided, however, that the failure to provide such Notice of claims promptly (so long as a notice of claims is given before the date on which the applicable representation or warranty ceases to survive) shall not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, at its own cost, to participate jointly in the defense of any third-party claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party has claimed indemnification hereunder, and may elect to take over the defense of such claim within 10 days following notice thereof; provided, however, that Stockholders shall not be permitted to take over the defense of any claim brought by any customer or supplier of the Business against any member of Buyers' Indemnified Group for which indemnification is available pursuant to this Article IX, and such member of Buyers' Indemnified Group shall defend such claim; provided, further, that no member of Buyers' Indemnified Group shall not settle or otherwise dispose of any claim without the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party makes such an election, (x) it shall keep the Indemnified Party informed as to the status of such matter and shall promptly send copies of all pleadings to the Indemnified Party, (y) with respect to any issue involved in such claim, it shall have the sole right, with respect to claims or portions of claims seeking monetary damages only, to settle or otherwise dispose of such claim on such terms as it, in its sole discretion, shall deem appropriate; provided, however, that the consent of the Indemnified Party to the settlement or disposition shall be required if such settlement or disposition shall result in any liability to, equitable relief against or adverse business effect on the Indemnified Party, which consent shall not be unreasonably withheld or delayed, and (z) the Indemnified Party shall have the right to participate jointly in the defense of such claim, but shall do so at its own cost not subject to reimbursement under Section 9.02. If the Indemnifying Party does not elect to take over the defense of a third-party claim, the Indemnified Party shall have the right to contest, compromise or settle such claim in the exercise of its reasonable judgment; provided, however, that the consent of the Indemnifying Party to any compromise or settlement of such claim shall be required if such compromise or settlement shall result in any liability to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  (b) Notwithstanding the provisions of Section 9.03(a), with respect to any third-party claim or demand that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if there are conflicts of interest between the Indemnifying Party and Indemnified Party that make it reasonably necessary for separate counsel to represent the Indemnified Party and the Indemnifying Party.

            9.04. Other Indemnification Matters.

                  (a) The indemnification provided in this Article IX shall be the sole and exclusive remedy for any inaccuracy or breach of any representation, warranty or covenant made by Stockholders or Buyers in this Agreement or in any Ancillary Document (except that the Stockholders shall be entitled to specific performance and other equitable relief with respect to any breach by ADS under the Registration Rights Agreement). All amounts payable by one party in indemnification of the other (whether or not as provided in Section 9.04(d)) shall be considered an adjustment to the Merger Consideration.

                  (b) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article IX, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any other parties with respect to the subject matter underlying such indemnification claim.

                  (c) The amount of any Losses shall be computed net of any insurance proceeds, tax benefits and recoveries from third parties other than insurance proceeds (whether pursuant to cross-claims, counterclaims or otherwise) received by the Indemnitee or its affiliates in connection therewith.

                  (d) Notwithstanding anything herein to the contrary, if Principal Stockholders shall have a payment obligation pursuant to this Article IX, the Principal Stockholders may, at their option, (i) make such payment in cash by wire transfer of immediately available funds, (ii) reduce any future payment obligation to Stockholders pursuant to Section 1.05 on a dollar-for-dollar basis, or (iii) if ADS is in possession of any certificate representing shares of ADS Stock issued pursuant to Section 1.05(a), allow ADS to take back the number of shares represented by such certificate having an aggregate market value equal to the indemnification obligation of Stockholders. For purposes of clause (iii) above, "market value" for a share of common stock of ADS shall be the average closing price per share of common stock of ADS for the 20 trading days immediately preceding the date on which ADS reclaims such shares. If any future payment obligation pursuant to Section 1.05(a) shall be reduced pursuant to clause (ii) above, the amount so reduced shall be deemed "paid" for purposes of Section 1.05.

                  (e) Notwithstanding anything to the contrary contained herein, no claim shall be asserted by the Indemnified Party for any Losses unless and until the aggregate of all Losses incurred by that Indemnified Party (collectively, in the case of the Stockholders) exceeds $250,000. Furthermore, in no event whatsoever shall the aggregate liability of either of the Indemnified Parties (collectively, in the case of the Stockholders) for all Losses exceed an aggregate of an amount equal to no more than 80% of the Merger Consideration received or entitled to be received by the Stockholders.

            9.05. Interpretive Provisions.

                  (a) Whenever used in this Agreement, "to the Principal Stockholders' knowledge" or "to the knowledge of the Principal Stockholders' shall mean the actual knowledge of the Principal Stockholders and the knowledge that either would have after due and reasonable inquiry.

                  (b) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof.

                  (c) For purposes of this Agreement, the Company shall be deemed to be an affiliate of Stockholders prior to the Closing and an affiliate of ADS after the Effective Time.

            9.06. Entire Agreement. This Agreement (including the Schedules) and the Ancillary Documents constitute the sole understanding of the parties with respect to the subject matter hereof.

            9.07. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other (except that Buyers may without the prior written consent of Stockholders assign this Agreement to any affiliate of Buyers so long as such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyers," and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Buyers of its obligations under this Agreement. Notwithstanding anything contained in this

Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            9.08. Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

            9.09. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

            9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

            9.11. Expenses. Except as otherwise provided herein, the Company and Buyers shall pay all costs and expenses incurred by them or it or on their or its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of their respective financial consultants, accountants and counsel.

            9.12. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid, as follows:



                 if to Stockholders to:    Hark M. Vasa, Stockholders'
                                             Representative
                                           18782 Pinto Lane
                                           Santa Ana, CA  92705



                 with a copy to:           Gardere & Wynne, L.L.P
                                           3000 Thanksgiving Tower
                                           1601 Elm Street
                                           Dallas, TX  75201-4761
                                           Attention:  Alan J. Perkins, Esquire
                                           Telephone:  (214) 999-4683
                                           Facsimile:  (214) 999-3683
                 if to Buyers to them at:  Applied Digital Solutions, Inc.
                                           400 Royal Palm Way, Suite 410
                                           Palm Beach, FL  33480
                                           Attention:  David I. Beckett, Esquire
                                           Telephone:  (561) 366-4800
                                           Facsimile:  (561) 366-0002


                 with a copy to:           Merra, Kanakis, Creme & Mellor, P.C.
                                           60 Main Street
                                           Nashua, NH  03060
                                           Attention:  Paul D. Creme, Esquire
                                           Telephone:  (603) 886-5055
                                           Facsimile:  (603) 883-0750



or at such other address for a party as shall be specified by like notice.

            9.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida and of the United States of America, in each case located in the County of Palm Beach for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Florida or the United States of America, in each case located in the County of Palm Beach, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

            9.14. Public Announcements. Neither Buyers nor the Stockholders shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other parties.

            9.15. Severability. If any provision of this Agreement is held to be void, illegal or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such void, illegal or unenforceable provision never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected in any way by the void, illegal or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such severed provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such severed provision as may be possible and be valid, legal and enforceable.

            IN WITNESS WHEREOF,  each of the Principal  Stockholders  hereto has
executed  this   Agreement   and  Buyers  have  caused  their  duly   authorized
representatives to execute this Agreement on their behalf as of the date first above written.

                                      APPLIED DIGITAL SOLUTIONS, INC.



                                      By: /s/ Garrett A. Sullivan
                                         ---------------------------
                                          Name:  Garrett A. Sullivan
                                          Title: President



                                      PDS ACQUISITION CORP.



                                      By: /s/ Garrett A. Sullivan
                                         ---------------------------
                                          Name:  Garrett A. Sullivan
                                          Title:    President



                                      PACIFIC DECISION
                                      SCIENCES CORPORATION



                                      By: /s/ Hark M. Vasa
                                         --------------------
                                          Name:  Hark M. Vasa
                                          Title:    President



                                      PRINCIPAL STOCKHOLDERS:
                                      H & K VASA FAMILY 1999 LIMITED PARTNERSHIP
                                      BY: H & K VASA MANAGEMENT, INC.
                                      Its GENERAL PARTNER



                                      By:  /s/ Hark M. Vasa
                                          ----------------------
                                          Name:  Hark M. Vasa
                                          Title:    President



                                      H & K VASA FAMILY 2000 LIMITED PARTNERSHIP
                                      By: H & K VASA MANAGEMENT, INC.
                                      Its GENERAL PARTNER



                                      By:  /s/ Hark M. Vasa
                                         -----------------------
                                      Name:  Hark M. Vasa
                                      Title: President


                                       /s/ David Dorret
                                      --------------------------
                                      David Dorret


                                       /s/ David Englund
                                      --------------------------
                                      David Englund